EXHIBIT 10.5.2

[GRAPHIC APPEARS HERE]

AMENDMENT NO. 6 TO LOAN AGREEMENT

This Amendment No. 6 (the “Amendment”) dated as of March 13, 2003, is between Bank of America, N.A. (the “Bank”) and The Wet Seal, Inc. (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of October 29, 1999 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. Effective as of February 1, 2003, the Agreement is hereby amended as follows:

2.1	In Paragraph 1.2 of the Agreement, the date “July 1, 2004” is substituted for the date “January 1, 2004”.

2.2	Paragraph 9.7 of the Agreement is amended to read in its entirety as follows:

“9.7 Capital Expenditures.    Not to make capital expenditures to acquire fixed or capital assets (on a consolidated basis) in an aggregate amount in excess of Twenty Million Dollars ($20,000,000) for the fiscal year ending on or about January 31, 2004 and for any fiscal year thereafter.”

2.3	Paragraph 9.26 of the Agreement is hereby deleted.

2.4	A new Paragraph 9.27 is hereby added to the Agreement, which shall read in its entirety as follows:

“9.27 Unencumbered Liquid Assets.    To maintain Unencumbered Liquid Assets having an aggregate market value of not less than Fifty Million Dollars ($50,000,000).

‘Unencumbered Liquid Assets’ means the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have his claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the Borrower, and (ii) may be converted to cash within five (5) days:

(a)	Cash or cash equivalents held in the United States;

(b)	United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c)	Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively;

(d)	Medium and long-term securities rated investment grade by one of the rating agencies described in (c) above;

(e)	Eligible Stocks;

(f)	Mutual funds quoted in The Wall Street Journal which invest primarily in the assets described in (a) – (e) above.

‘Eligible Stocks’ includes any common or preferred stock which (i) is not subject to statutory or contractual restrictions on sales, (ii) is traded on a U. S. national stock exchange or included in the National Market tier of NASDAQ and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Fifteen Dollars ($15).

If more than 25% of the value of Unencumbered Liquid Assets is represented by margin stock, the Borrower will provide the Bank a Form U-1 Purpose Statement, confirming that none of the proceeds of the loan will be used to buy or carry any margin stock.”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

(a)	A fee in the amount of Twenty Five Thousand Dollars ($25,000).

(b)	Certificate of good standing for the Borrower from its state of formation.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Borrower: THE WET SEAL, INC.		Lender: BANK OF AMERICA, N.A.

By:	/s/ WILLIAM LANGSDORF	By:	/s/ CYNTHIA K. GOODFELLOW
	William Langsdorf, Senior Vice President and Chief Financial Officer		Cynthia K. Goodfellow, Vice President

By:	/s/ WALTER J. PARKS
Walter J. Parks, Executive Vice President and Chief Administrative Officer

2